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                                                               EXHIBIT NO. 23(b)




INDEPENDENT ACCOUNTANTS CONSENT

The Board of Directors
AMRESCO, INC.

We consent to the incorporation by reference in Registration Statements No. 033-60015 and No. 033-58629 on Form S-8 and Registration Statement No. 333-13823 on Form S-3 of our report dated December 19, 1996 on our audit of the consolidated financial statements of Quality Mortgage USA, Inc. for the years ended September 30, 1996 and 1995, appearing in this Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1996.


Coopers & Lybrand L.L.P.
Newport Beach, California

March 25, 1997